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                           MOBILE AUDIO DELIVERY AGREEMENT

THIS AGREEMENT IS MADE THE 13TH DAY OF JULY 1998

BETWEEN
(1) Sycom Technologies, Inc., a company incorporated in the State of New Jersey, USA situated at 1239 Parkway Avenue, Ewing, New Jersey (hereinafter referred to as "SYCOM");
and

(2) Audio Highway, Inc., a company incorporated in the State of California situated at 20600 Mariani Avenue, Cupertino, California (hereinafter referred to as "AUDIO HIGHWAY").

WHEREAS, AUDIO HIGHWAY desires to generate revenues through the delivery of audio and other content through their Web Server; and

WHEREAS SYCOM has certain technologies regarding the storage and management of digital data; and

WHEREAS, AUDIO HIGHWAY desires to utilize SYCOM's technology to enable portable devices to be capable of receiving, storing and playing content; and

WHEREAS, SYCOM desires to provide to AUDIO HIGHWAY portable devices and chip sets capable of storing and playing back said content,

THEREFORE, the parties agree as follows:

DEFINITIONS

The following terms shall have the associated meanings as used herein:

"Gross Profits"
                    Shall mean the gross revenue generated from the delivery of audio content through the Web Server directly related to a Product or chipset, it shall not include revenue from banner ads located on the web site or bounce-back sales. It is understood that currently AUDIO HIGHWAY's revenue model is generated by an economic model where advertisers pay $3.00 for every sixty minutes of content delivered to a Product. If AUDIO HIGWAY changes its revenue model the parties agree to renegotiate, in good faith, a definition of "Gross Profit" that does not leave either party worse off than if the revenue model had remained the same.

"Product"
                    Shall mean a hand held product capable of downloading digital audio from a PC, storing the audio in digital format and playing it back manufactured by Sycom or using a Sycom Chip Set.

"Chip Set"


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                    An embedded silicon based microelectronic circuit capable of storing, managing and interpreting digital audio data and playing it back

"PC Agent"
                    A software component which resides on a user's personal computer and interfaces into the Web Server.


"Web Server"
                    A server package that interfaces with the world wide web or any other network and serves up digital content onto that network

TERMS

AUDIO HIGHWAY agrees to pay SYCOM a royalty in the amount of 8% of the ongoing Gross Profits resulting from the use of Products either manufactured or enabled by SYCOM's chip sets so long as SYCOM does not supply any competitors of AUDIO HIGHWAY. Once SYCOM begins to receive revenues from a competitor to AUDIO HIGHWAY, AUDIO HIGHWAY shall then only be responsible to pay SYCOM a royalty in the amount of 6% of the ongoing Gross Profits resulting from the use of Products either manufactured or enabled by SYCOM's chip sets.

AUDIO HIGHWAY agrees to make best efforts to ensure that their Web Server and PC Agent are capable of interfacing to SYCOM's chip set. SYCOM agrees to make best efforts to ensure that their chip sets are capable of interfacing to AUDIO HIGHWAY's Web Server and PC Agent.

SYCOM shall offer to AUDIO HIGHWAY most favorable pricing for Product which, AUDIO HIGHWAY purchases directly from SYCOM. In addition SYCOM shall not supply Product to any other internet backend audio providers who would be deemed a competitor to AUDIO HIGHWAY for a period of one year from the date of this agreement.

Both parties agree to cooperate fully with the other in matters of joint development and pursuit of mutually beneficial business opportunities.

DURATION

This agreement shall remain in effect for a period of three (3) years and two
(2) successive two (2) year terms. If this agreement is not cancelled by either party 30 days prior to the expiration of any term it shall automatically renew for the next term.

PAYMENTS

In consideration of this agreement as well as other good and valuable consideration received, AUDIO HIGHWAY agrees to pay SYCOM the $30,775.42 currently due and outstanding on the books of SYCOM within 10 days of signing this agreement. In addition AUDIO HIGHWAY agrees to pay SYCOM the additional $15,000 still remaining on the development of the "Listen-Up" Product 45 days after the product is delivered. There are currently 250 packaged Listen-Up Players with docking stations, cables and power supplies owed to Audio Highway.

Payments to SYCOM under this agreement will be made quarterly, based upon revenues collected by AUDIO HIGHWAY or any of its subsidiaries or partners, during the previous calendar quarter related to devices enabled by SYCOM. Payment shall be made no more than 15 days beyond the end of each quarter. Late fees shall be assessed at 1.5% per month. Said penalties shall begin to accrue on the 15th day of each quarter for overdue payments.


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QUARTERLY REPORTS.

Within fifteen (15) days after the end of each calendar quarter, together with payment, during the Term, commencing with the end of the first calendar quarter, AUDIO HIGHWAY shall prepare and deliver to SYCOM a quarterly report of actual Gross Profits in respect of such quarter for all Products and/or customers subject to this agreement. Each quarterly report shall specify (a) the number of Products sold by AUDIO HIGHWAY or on behalf of AUDIO HIGHWAY, to said customers and the number of units in service during such quarter, and (b) the calculations of the actual Gross Profits in respect to said customers, for such period and the calculation of the cumulative Gross Revenue from the ending date of the last such report through the end of such calendar quarter; PROVIDED that the first quarterly report shall commence on the date of the first firm order and shall end on the last day of the calendar quarter immediately following such date. AUDIO HIGHWAY will make a good faith effort to make additional information available to SYCOM to assist them in their marketing efforts.

          AUDIO HIGHWAY BOOKS OF ACCOUNT.
          AUDIO HIGHWAY shall keep complete and accurate books of account for the purpose of showing the amount of each Payment payable to SYCOM. These books of account shall be kept at AUDIO HIGHWAY's principal place of business and shall be open at reasonable times during normal business hours for three (3) years following the end of the calendar year to which they pertain for inspection or audit by SYCOM at its expense.

          SYCOM'S AUDIT RIGHTS.
          SYCOM shall be entitled annually to audit AUDIO HIGHWAY's books of account solely as they relate to the obligations of AUDIO HIGHWAY under this Agreement, at SYCOM's expense, with at least two weeks prior notice to AUDIO HIGHWAY. Any error discovered by SYCOM in the course of such audit shall be remedied within thirty (30) days by AUDIO HIGHWAY, if it has underpaid SYCOM and by SYCOM, to the extent it has been overpaid. In addition if such errors exceed five percent (5%) then AUDIO HIGHWAY shall bear the cost of the audit and shall pay a penalty of five percent (5%) of the error. All information received by SYCOM in the course of any such audit shall be held confidential by SYCOM and shall not be disclosed to any third party (other than SYCOM's attorneys and accountants) or used for any purpose whatsoever other than to determine the accuracy of the payments made hereunder.

TERMINATION

This Agreement may be terminated by either party if an Event of Default occurs or with 30 days written notice. In the event of Termination, AUDIO HIGHWAY shall remain liable to SYCOM for payment of monies due in relation to this Agreement as well as any future Profits from devices enabled by SYCOM. The party that does not default shall have the right to retain both the obligations as well as the benefit of this agreement. The Payments clause as well as all clauses subsequent shall survive the termination of this agreement.

NOTICES

A notice, approval consent or other communication in connection with this
Agreement:
     (a)  must be given by an authorized representation of the relevant party;


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     (b)  must be in writing; and
     (c) must be left at the address of the addressee or sent by prepaid ordinary or via internationally recognized courier service to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in Schedule 1 or if the addressee notifies another address or facsimile number then to that address or facsimile number.

A letter or facsimile is taken to be received:
     (a) in the case of a posted letter, on the third Business Day after posting; and
     (b) in the case of a facsimile, on the next Business Day following the transmission of a facsimile; and
     (c) in the case of an internationally recognized courier service, on the second Business Day after the date sent.


ENTIRE AGREEMENT

This Agreement, together with its Annexes, constitutes the entire Agreement among the parties. It hereby replaces and supersedes all prior agreements between the party including the "Strategic Alliance Agreement" dated June 1, 1996 and the "Amendment to the Strategic Alliance Agreement" signed on January 6, 1997, specifically SYCOM hereby waives any claims to stock in AUDIO HIGHWAY as mentioned in said agreement.

This Agreement may only be amended in writing, signed by an authorized representative of each party. This Agreement supersedes all previous representations, proposals, and other understanding between the parties relating hereto.

NO AGENCY

This Agreement shall not be construed as creating an agency, partnership, joint venture, or other relationship between the parties other than one of independent contractors.

PROCEDURES IN THE EVENT OF A DISPUTE

     (a) In the event of a dispute between or among the parties regarding the performance of one or more parties under this Agreement, the parties shall use their good faith efforts to resolve such dispute. If, after twenty (20) days, the parties are unable to reach agreement despite their good faith efforts to do so, any party may refer the dispute to the Senior Executives (as hereinafter defined) for resolution in accordance with sub-clause (b) below.

     (b) Each party shall designate a senior executive officer (a "Senior Executive") of its company who will be available in the event of any dispute. The initial Senior Executives shall be Nathan Schulhof, on behalf of AUDIO HIGHWAY, and Ronald J. Wilkins, on behalf of SYCOM. The Senior Executives shall attempt in good faith to resolve any issue presented to them by either party in accordance with sub-clause (a) above. If the Senior Executives are unable to resolve a disputed matter within fifteen (15) business days after the referral to them of a dispute (or such longer period of time as to which the Senior Executives mutually agree in writing), any party may submit the dispute to mediation in accordance with sub-clause (c) below.

     (c) The dispute shall be submitted to a reputable and experienced mediation service, located in Denver, Colorado, or such other place as the parties may agree, that is


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          mutually acceptable to the Senior Executives, for non-binding mediation in an attempt to reach a resolution.

     (d) With the exception of interim equitable relief, neither party will institute legal proceedings regarding a bona fide dispute until it has exercised reasonable good faith efforts to achieve resolution through the foregoing procedures.

WAIVER

     No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by authorized representative of the waving party.

INTERPRETATION


     Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any portion of any provision should be deemed invalid or prohibited by applicable law, such portion shall not invalidate the remaining provisions of this Agreement.

GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

     This Agreement is governed by and construed in accordance with the internal laws of the State of New Jersey and the United States, without regard to principles of conflicts of law and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

     EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW JERSEY AND COUNTY OF MERCER IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER, HEREBY WAIVING TRIAL BY JURY AND ANY AND ALL OBJECTION TO VENUE IN ANY AUDIO HIGHWAYION INSTITUTED HEREUNDER.

     Without preventing any other mode of service, any document in an action (including without limitation, any writ or summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for the party at its Address for service of notices herein.


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IN WITNESS THEREOF, the parties execute this Agreement by their duly authorized representatives, effective as of the date first above written.

Signed by Mr. Nathan Schulhof as duly
authorized representative for Audio
Highway, Inc. in the presence of:

----------------------------------
Signature of witness

----------------------------------
Printed name of witness

Signed by Ron Wilkins as duly authorized representative for Sycom Technologies, Inc., in the presence of:

----------------------------------
Signature of witness

----------------------------------
Printed name of witness



Nathan Schulhof, CEO

/s/ Nathan Schulhof
-----------------------------------------
By executing this Agreement the signatory
warrants that the signatory is duly
authorized to execute this Agreement on
behalf of Audio Highway Inc.



Ron Wilkins, CEO

/s/ Ron Wilkins
----------------------------------
By executing this Agreement the signatory
warrants that the signatory is duly
authorized to execute this Agreement on
behalf of Sycom Technologies, Inc.


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                                      Schedule 1
--------------------------------------------------------------------------------


SYCOM

Sycom Technologies, Inc.
1239 Parkway Avenue
Ewing, NJ 08628

Attn: LEGAL DEPARTMENT
        Contract Maintenance

Fax: 609-530-0217


AUDIO HIGHWAY

Audio Highway
20600 Mariani Avenue
Cupertino, California

Attn: LEGAL DEPARTMENT
        Contract Maintenance

Fax: 408-255-5591